August 29, 2007

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation in the Registration Statement of m-Wise, Inc. on Form SB-2 of our report on the financial statements of the Company as its registered independent auditors dated March 13, 2006, as of and for the year ended December 31,2005.

Yours very truly, SF Partnership, LLP